Exhibit (t)(1)

SECRETARY’S CERTIFICATE

The undersigned, Secretary for each of the respective entities listed on the attached Schedule A (each referred to in the following resolution as the “Fund”) hereby certifies that the Board of Trustees of each entity duly adopted the following resolution on December 14, 2022:

RESOLVED:	That the persons named in any power of attorney given by any Trustee or officer of the Fund relating to Registration Statements on Form N-2, or any one of them, are authorized to sign each Registration Statement on Form N-2 under the Securities Act of 1933, and any amendments thereto, on behalf of the Fund pursuant to such power of attorney.
By:	/s/ Nicholas Di Lorenzo
Nicholas Di Lorenzo
Secretary

Dated: January 4, 2023

SCHEDULE A

Name of Trust/Fund
Eaton Vance Enhanced Equity Income Fund (EOI)
Eaton Vance Enhanced Equity Income Fund II (EOS)
Eaton Vance Floating-Rate Income Trust (EFT)
Eaton Vance Municipal Income Trust (EVN)
Eaton Vance National Municipal Opportunities Trust (EOT)
Eaton Vance Risk-Managed Diversified Equity Income Fund (ETJ)
Eaton Vance Senior Floating-Rate Trust (EFR)
Eaton Vance Senior Income Trust (EVF)
Eaton Vance Tax-Advantaged Dividend Income Fund (EVT)
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund (ETO)
Eaton Vance Tax-Managed Buy-Write Income Fund (ETB)
Eaton Vance Tax-Managed Buy-Write Opportunities Fund (ETV)
Eaton Vance Tax-Managed Diversified Equity Income Fund (ETY)
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (ETW)
Eaton Vance Tax-Managed Global Diversified Equity Income Fund (EXG)